Exhibit 99.2
STOCK PURCHASE AGREEMENT
BETWEEN
HMS HOLDINGS CORP.
AND
ACCORDIS HOLDING CORP.
Dated August 31, 2005

i

Section			Page

EXHIBITS

	1.3	Form of Subordinated Promissory Note
	5.9	Subcontracting Agreement
	5.11	Software License
	6.1(f)	Data Services Agreement
	6.1(g)	Sublease
	6.1(i)	Transition Services Agreement
	6.1(j)	Non-Compete Agreement

DISCLOSURE SCHEDULE

	3.1	Foreign Corporation Authorizations
	3.4	Subsidiary
	3.6	Conflicts; Consents of Third Parties
	3.8	Financial Statements
	3.9	Changes
	3.10	Litigation
	3.11	Property and Equipment; Leased Real Properties; Liens
	3.12(a)	Intellectual Property
	3.13	Taxes
	3.14	Employee Benefit Plans
	3.15	Employee Matters
	3.16	Insurance Policies
	3.17(c)	Permits
	3.17(e)	Compliance with Reporting and Billing Requirements
	3.22	Material Contracts
	3.24	Related Party Transactions
	3.26	Banks; Powers of Attorney
	3.29	Corporate Name
	3.31(b)	Open-Source Software
	3.31(d)	Information Technology Software
	3.32	Personal Data
	5.2	Conduct Pending the Closing
	5.5	Employees of the Reimbursement Business
	5.8(a)	Reimbursement Business Contracts
	5.8(b)	Reimbursement Business Personal Property
	5.8(c)	Reimbursement Business Obligations and Liabilities
	5.10	Certification of Compliance Agreement
	5.12	Retained Seller Claims
	5.2	Conduct of the Business Pending Closing

STOCK PURCHASE AGREEMENT
     STOCK PURCHASE AGREEMENT, dated August 31, 2005 (the “Agreement”), between HMS HOLDINGS CORP., a New York corporation (“Seller”), and ACCORDIS HOLDING CORP., a New York corporation (“Purchaser”).
WITNESSETH:
     WHEREAS, Seller’s wholly owned subsidiary Accordis Inc., a New York corporation (the “Company”), is engaged in the business of providing (i) billing and collection services to emergency medical transport agencies (the “EMS Business”), (ii) certain business office out-sourcing services, including the preparation of Medicaid eligibility applications, to hospitals and other healthcare providers (the “Business Office Business”) and (iii) services to healthcare providers in connection with securing Medicare cost report-based reimbursement (the “Reimbursement Business”); and
     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the EMS Business and Business Office Business of the Company; and
     WHEREAS, in order to facilitate the acquisition of the Company’s EMS Business and Business Office Business by Purchaser, Seller is prepared to cause the Company to distribute to Seller (or an affiliate of Seller) the assets associated with the Reimbursement Business and to assume the obligations and liabilities of the Company related to such Business; and
     WHEREAS, Seller is the record and beneficial owner of two hundred (200) shares of common stock, no par value (the “Shares”), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and
     WHEREAS, after giving effect to the distribution of the assets of the Reimbursement Business and the assumption of the obligations and liabilities related thereto, as contemplated hereby, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares, for the purchase price and upon the terms and conditions hereinafter set forth; and
     WHEREAS, certain terms used in this Agreement are defined in Section 8.2;
     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Sale and Purchase of Shares.
          1.1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares free and clear of any and all Liens.
          1.2. Amount of Purchase Price. The aggregate purchase price for the Shares is EIGHT MILLION DOLLARS ($8,000,000), which is subject to adjustment as provided in

Section 1.4 here of, (as so adjusted, the “Purchase Price”). The Purchase Price is payable as provided in Section 1.3 hereof.
          1.3. Payment of the Purchase Price. On the date hereof, Purchaser shall deliver to Seller the Purchase Price in the following manner: TWO MILLION DOLLARS ($2,000,000) in immediately available funds and a subordinated promissory note in the principal amount of SIX MILLION DOLLARS ($6,000,000) in the form attached hereto as Exhibit 1.3 (the “Note”).
          1.4. Adjustment of the Purchase Price. Within thirty (30) days of the Closing Date, Seller shall determine the net accounts receivable (the “Net Accounts Receivable”) and the tangible assets less assumed liabilities (the “Tangible Net Worth”) of the EMS Business and the Business Office Business as provided in Section 1.6. If the Net Accounts Receivable are less than $6,030,763 or if the Tangible Net Worth is less than $5,436,707, the Purchase Price shall be reduced by the aggregate amount of such shortfall(s); provided that any Purchase Price reduction caused by a shortfall of Tangible Net Worth shall be reduced by the amount of any reduction in Purchase Price caused by a shortfall of Net Accounts Receivable. If the Net Accounts Receivable are greater than $6,330,763, the Purchase Price shall be increased by the aggregate amount of such excess. The amount of any reduction in the Purchase Price determined pursuant to this Section 1.4 shall be offset against the next payment(s) due from Purchaser to Seller under any of the Purchaser Documents. The amount of any increase in the Purchase Price due pursuant to this Section 1.4 shall be payable by Purchaser in cash within sixty (60) days of the final determination of such increase either by acceptance by Purchaser under Section 1.6 or resolution under Section 1.7.
          1.5. Intercompany Debt at Closing. The Company will ensure, and Seller will cause the Company to ensure, that at Closing there is no outstanding indebtedness between the Company and Seller or between the Company and any of Seller’s other Affiliates (other than HRM).
          1.6. Net Accounts Receivable and Tangible Net Worth Amounts. Within thirty (30) days after the Closing Date, Seller shall deliver to Purchaser a certificate setting forth Seller’s determination of the Net Accounts Receivable and Tangible Net Worth as of the Closing Date as well as supporting detail with respect to the manner in which this calculation was made. The Net Accounts Receivable shall be determined after taking into account reserves for bad debt expense calculated on an accounting basis consistent with the method used to calculate such reserves for purposes of preparing the Balance Sheet, and the Tangible Net Worth shall be determined on a basis consistent with the Balance Sheet and shall be increased for any depreciation since March 31, 2005. Unless Purchaser acting in good faith delivers a Notice of Objection to Seller within twenty (20) Business Days after receipt of such certificate, Seller’s calculation of the Net Accounts Receivable and the Tangible Net Worth shall be deemed to be accepted by Purchaser, and Seller’s determination of such amounts shall be deemed to conclusively establish the Net Accounts Receivable and the Tangible Net Worth for all purposes of this Agreement, including, without limitation, for the calculation of the adjustments to the Purchase Price. Should Purchaser timely deliver such a Notice of Objection, the dispute resolution procedures in Section 1.7 hereof shall apply to the determination of the Net Accounts Receivable and the Tangible Net Worth.

          1.7. Dispute Regarding Net Accounts Receivable and Tangible Net Worth Amounts. Immediately following the receipt by Seller of Purchaser’s Notice of Objection pursuant to Section 1.6 hereof, the parties shall use their respective best efforts to resolve the dispute regarding the calculation of the Net Accounts Receivable and/or the Tangible Net Worth. If the dispute is not resolved within five (5) Business Days after Seller’s receipt of such Notice of Objection, then the dispute shall be submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”). The arbitration shall be held in New York City before a single arbitrator, who shall be a certified public accountant, selected in accordance with the AAA Rules (the “Arbitrating Accountant”). The Arbitrating Accountant shall afford each of Purchaser and its representatives and Seller and its representatives up to two (2) Business Days in the aggregate to present their positions as to the calculation of the amounts in dispute. If either party fails to make such a submission on a timely basis, the Arbitrating Accountant shall be required to decide without further delay or extension on the basis of the submissions made to him and the terms of this Agreement. The Arbitrating Accountant shall resolve the dispute as to the calculation of the Net Accounts Receivable and/or the Tangible Net Worth in a written determination to be delivered within five (5) Business Days following the end of the submission period, provided that any delay in delivering such determination shall not invalidate the award or otherwise deprive the Arbitrating Accountant of jurisdiction. Such resolution shall be final, binding and conclusive upon the parties. If the Arbitrating Accountant’s determination results in a Purchase Price that is equal to or greater than the Purchase Price that would have resulted from the amounts set forth in Seller’s initial certificate, then Purchaser shall pay all of the costs, fees, and expenses of the Arbitrating Accountant, otherwise Seller shall pay all such costs, fees and expenses.
     2. Closing; Termination of Agreement.
          2.1. Closing Date. The closing of the sale and purchase of the Shares provided for in Section 1 (the “Closing”) shall take place at 10:00 a.m. at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York (or at such other place as the parties may designate in writing) on August 31, 2005, or, if the conditions to the Closing set forth in Section 6 shall not have been satisfied by such date, two Business Days after such conditions shall have been satisfied. The date on which the Closing is held is referred to in this Agreement as the “Closing Date”. At the Closing, the parties shall execute and deliver the documents referred to in Section 6 hereof.
          2.2. Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:
          (a) at the election of either Seller or Purchaser on or after September 30, 2005 if the Closing shall not have occurred by the close of business on such date, provided the terminating party is not otherwise in material breach of its obligations under this Agreement;
          (b) by mutual written consent of Seller and Purchaser;
          (c) by Purchaser, upon a material breach of this Agreement by Seller that has not been cured or waived in writing by Purchaser and that would cause any of the conditions set forth in Section 6.1 hereof to become incapable of fulfillment by September 30, 2005; and

          (d) by Seller, upon a material breach of this Agreement by Purchaser that has not been cured or waived in writing by Seller and that would cause any of the conditions set forth in Section 6.2 hereof to become incapable of fulfillment by September 30, 2005.
          2.3. Survival After Termination. If this Agreement is terminated in accordance with Section 2.2 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except (i) for this Section 2.3 hereof, (ii) for the provisions of Sections 5.1(b), 8.3 and 8.10 hereof, and (iii) that the termination of this Agreement for any cause shall not relieve either party hereto from any liability the benefit of which at the time of termination had already accrued to the other party hereto or that thereafter may accrue in respect of any act or omission of such party prior to such termination.
     3. Representations and Warranties of Seller. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Purchaser as follows:
          3.1. Organization and Good Standing. Each of Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation under the laws of each jurisdiction set forth on Schedule 3.1 of the Disclosure Schedule.
          3.2. Authorization of Agreement. Seller has full corporate power and authority to execute and deliver this Agreement, the Data Services Agreement, the Sublease, the Transition Services Agreement, the Non-Compete Agreement and each other agreement or certificate contemplated by this Agreement to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transaction Agreements”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each other Transaction Agreement have been duly authorized by all necessary corporate action on behalf of Seller. This Agreement and each of the other Transaction Agreements have been, or will have been as of the Closing Date, duly and validly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Transaction Agreements when so executed and delivered shall constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair-dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
          3.3. Capitalization
          (a) The authorized capital stock of the Company consists of two hundred (200) shares of common stock, no par value. As of the date hereof, there are two hundred (200) shares of common stock issued and outstanding. All of the issued and outstanding shares of capital stock of the Company were duly authorized for issuance and are validly issued, fully paid and non-assessable. The Shares being acquired by Purchaser hereunder constitute all of the issued and outstanding shares of the capital stock of the Company.
          (b) The Company has no outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence.
          3.4. Subsidiary.
          (a) Schedule 3.4 of the Disclosure Schedule sets forth the number of shares of each class of the capital stock of HRM that are issued and outstanding. All the outstanding shares of the capital stock of HRM are validly issued, fully paid and non-assessable, and all such shares are owned beneficially and of record by the Company, free and clear of any and all Liens. Except for HRM, the Company does not own or control, directly or indirectly, any equity interest in any other Person.
          (b) HRM has no outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of HRM. HRM is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence.
          3.5. Corporate Records.
          (a) True and complete copies of the Certificate of Incorporation and By-Laws and of the comparable organizational documents of HRM, each as currently in effect, have heretofore been delivered to Purchaser by Seller.
          (b) The minute books of the Company and HRM previously made available to Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and HRM, respectively. The stock certificate books and stock transfer ledgers of the Company and HRM previously made available to Purchaser are true, correct and complete in all material respects.

          3.6. Conflicts; Consents of Third Parties.
          (a) None of the execution and delivery by Seller of this Agreement and the other Transaction Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the Certificate of Incorporation or By-Laws or of the comparable organizational documents of Seller or HRM; (ii) except as set forth on Schedule 3.6 of the Disclosure Schedule, conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which Seller, the Company or HRM is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which Seller, the Company or HRM is bound; or () result in the creation of any Lien upon the properties or assets of the Company or HRM (except, in the case of clauses (ii), (iii) or (), for such violations, breaches, defaults, Liens as would not, individually or in the aggregate, have a Material Adverse Effect).
          (b) Except as set forth on Schedule 3.6 of the Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of Seller or the Company in connection with the execution and delivery of this Agreement or the other Transaction Agreements, or the compliance by Seller with any of the provisions hereof or thereof.
          3.7. Ownership and Transfer of Shares. Seller is the record and beneficial owner of the Shares, free and clear of any and all Liens. Seller has the corporate power and authority to sell, transfer, assign and deliver the Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to the Shares, free and clear of any and all Liens. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contact, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.
          3.8. Financial Statements.
          (a) The Financial Statements have been prepared in accordance with GAAP, are true and correct in all material respects and have been prepared in a manner consistent with the Company’s historical financial practices and fairly present in all material respects the financial position and results of the EMS Business and the Business Office Business as of the dates, and for the periods, indicated therein.
          (b) Except as set forth on the Balance Sheet, the Company and HRM do not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) of a nature and type required to be set forth on a balance sheet prepared in accordance with GAAP, except (i) as and to the extent disclosed or reserved against in the Financial Statements; (ii) for obligations and liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) for obligations and liabilities related to the Reimbursement Business to be assumed by Seller as contemplated by Section 5.9 hereof; or () as set forth in the Disclosure Schedule (or omitted therefrom because they fall below the threshold established by the corresponding representation).
          3.9. Absence of Certain Changes. Except as set forth in Schedule 3.9 of the Disclosure Schedule and for actions expressly contemplated hereby, since the Balance Sheet Date, the EMS Business and the Business Office Business have been conducted in the ordinary course consistent with past practice and, with respect to the Company and HRM, there has not occurred any of the following with respect to the EMS Business, the Business Office Business, HRM or the Company:
          (a) acquisition, sale, lease, transfer or disposal of, or any pledge or mortgage over, any material asset other than in the ordinary course of business consistent with past practice;
          (b) revaluation of any material assets;
          (c) declaration, setting aside, or payment of a dividend or other distribution with respect to, or any direct or indirect redemption, purchase or other acquisition, of any of the Company’s capital stock or of HRM’s capital stock;
          (d) amendment or change to the Certificate of Incorporation or By-Laws or the comparable organizational documents of HRM;
          (e) increase in or modification of the compensation or benefits payable or to become payable by the Company or HRM to any of their respective directors, officers or employees, other than annual increases for non-management employees in accordance with existing compensation policies in the ordinary course of business;
          (f) entry into, termination of, or receipt of notice of termination of any Order, Permit or authorizations material to the Company or HRM or for the conduct of the EMS Business or the Business Office Business;
          (g) redemption or other acquisition of any shares of capital stock or issuance of any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;
          (h) incurrence or assumption of any liabilities, obligations or indebtedness for borrowed money or the guarantee of any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;
          (i) cancellation of material indebtedness (individually or in the aggregate) or waiver of any claims;
          (j) entry into any lease of real property, except any renewals of existing leases in the ordinary course of business;

          (k) commitment or agreement by the Company or HRM to do any of the things described in the preceding clauses (a) through (j) (other than as expressly contemplated hereby); or
          (l) any Material Adverse Effect.
          3.10. Litigation. Except as set forth in Schedule 3.10 of the Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending, or, to the Knowledge of Seller, threatened, against the Company or HRM or any of their respective properties or assets or involving the EMS Business or the Business Office Business. There is no judgment, Order or decree pending as of the date hereof against the Company or HRM or any of their respective properties or assets. Except as set forth in Schedule 3.10 of the Disclosure Schedule, there is no material action, suit, proceeding, claim, arbitration or investigation relating to either the EMS Business or the Business Office Business and initiated by the Company or HRM pending as of the date hereof.
          3.11. Title to Property. The Company and HRM have good and marketable title to all of their respective material properties and assets (real, personal or mixed) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice, or with respect to material leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) Liens for current Taxes not yet due and payable, (ii) such imperfections of title and Liens as do not, individually or in the aggregate, materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations involving such properties, and (iii) zoning, entitlement and other land use and environmental regulations by Governmental Bodies. The property and equipment that are used in and material to the operations of the EMS Business or the Business Office Business are described in Schedule 3.11(a) of the Disclosure Schedule and are in good operating condition and repair, subject to normal wear and tear except as set forth in such schedule. Except as set forth in Schedule 3.11(b) of the Disclosure Schedule, Seller will receive all assets currently used or otherwise necessary to conduct the EMS Business and the Business Office Business as currently conducted. The fee or leasehold interests, as the case may be, in all properties and equipment used in and material to the operations of the EMS Business or the Business Office Business are owned solely by the Company or HRM and are reflected on the Balance Sheet to the extent GAAP requires the same to be reflected. Schedule 3.11(c) of the Disclosure Schedule identifies each real property leased in connection with the operations of the EMS Business and the Business Office Business. The Company and HRM do not own any real property.
          3.12. Intellectual Property.
          (a) The Company and HRM directly own all right, title and interest in and to, or are the licensees of (or have otherwise been permitted, through non-assertion, settlement or similar agreements or otherwise, to use), all patents, trademarks, trade names, service marks, domain names, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or materials used in connection with the EMS Business and the Business Office Business (the “Intellectual Property”), and the Intellectual Property that is material thereto (“Material Intellectual Property”) is set forth on Schedule 3.12(a) of the Disclosure Schedule. Schedule 3.12(a) further identifies which Material Intellectual Property the Company and HRM each own, and which Material Intellectual Property the Company and HRM each license from others (or which each has otherwise been permitted, through non-assertion, settlement or similar agreements or otherwise, to use). True and correct copies of all such license or other agreements have been supplied to Purchaser prior to the date hereof.
          (b) Either the Company or HRM is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to the Intellectual Property. In the case of Intellectual Property owned by the Company or HRM, either the Company or HRM has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby; provided that, in the case of trademarks, trade names and service marks, such representation and warranty is limited to use in connection with the services or products in respect of which such trademarks, trade names and service marks are used or are contemplated to be used in connection with the EMS Business and the Business Office Business. The Intellectual Property owned by the Company or HRM does not violate or infringe upon the license or intellectual property rights of any other party. No claims with respect to the Intellectual Property have been asserted in writing or, to Seller’s Knowledge, are threatened by any person: (i) to the effect that the manufacture, sale, licensing, or use of any of the services or products of the Company or HRM as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or HRM infringes on any copyright, patent, trademark, service mark or trade secret of a third party; (ii) against the use by the Company or HRM of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the EMS Business and Business Office Business as currently conducted or as proposed to be conducted; or (iii) challenging the ownership by the Company or HRM or the validity of any of the Intellectual Property. All registered trademarks, service marks, copyrights and patents held by the Company and HRM are valid and subsisting, except to the extent any failure does not constitute a Material Adverse Effect. To Seller’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee or former employee of the Company or HRM that would have a Material Adverse Effect. No Intellectual Property owned or used by the Company or HRM is subject to any outstanding decree, Order, judgment, or stipulation restricting in any manner the use thereof by the Company or HRM, except to the extent any such restriction does not constitute a Material Adverse Effect. Neither the Company nor HRM has entered into any agreement under which the Company or HRM is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market other than exclusive distribution agreements identified as such.
          3.13. Taxes.
          (a) Except as set forth in Schedule 3.13 of the Disclosure Schedule, the Company and HRM have timely filed (or will file) all material Tax Returns required to be filed by them for all periods ending on or before the Closing Date that were required to be filed on or before the Closing Date and have paid all Taxes shown thereon to be due, such Tax Returns are (or will be) true, correct and complete in all material respects and the charges, accruals and reserves for Taxes with respect to the Company and HRM reflected on the books of the Company and HRM are adequate to cover material Tax liabilities accruing through the end of the last period for which the Company and HRM ordinarily record items on their respective books, and there is:
               (i) no material written claim for Taxes being asserted by a Tax Authority against the Company or HRM or with respect to their respective businesses;
               (ii) no audit of any Tax Return of the Company or HRM being conducted by a Tax Authority;
               (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company or HRM (or any member of any affiliated, consolidated, combined or unitary group of which the Company or HRM is or has been a member) currently in effect; and
               (iv) no Lien or other encumbrance for Taxes upon any of the assets of the Company or HRM, except for Liens for Taxes not yet due and payable.
          (b) Neither the Company nor HRM is a party to any Tax sharing or Tax allocation agreement that may or will require that any payment be made by the Company or HRM on or after the Closing Date. The Company has not been and, within the past 6 years, HRM has not been, a member of an affiliated, consolidated, combined or unitary group other than one of which Seller was the common parent.
          (c) The Company and HRM are not, and within the past five (5) years have not been and prior to the Closing Date will not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code.
          (d) There is no contract, agreement, plan or arrangement of the Company covering any person that, individually or collectively, as a consequence of the transactions contemplated in this Agreement would give rise to the payment of any amount that would not be deductible by Purchaser or the Company by reason of Section 280G of the Code.
          (e) Neither the Company nor HRM will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax law of any jurisdiction). Neither the Company nor HRM will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including any income that would be includible in a Post-Closing Tax Period as a result of the installment method.
          (f) Except as set forth in Disclosure Schedule 3.13(f), during the five-year period ending on the date hereof, none of the Company, HRM and any member of the Seller Group was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
          (g) For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, capital, transfer, franchise, profits, license, withholding, payroll, employment, social security, registration, excise, severance, stamp, occupation, premiums, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body responsible for the imposition of any such tax (a “Tax Authority”) either in the United States or in any non-United States jurisdiction; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other person. As used herein, “Tax Return” shall mean any return, statement, report or form (including, without limitation, estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns) required to be filed with respect to Taxes.
          3.14. Employee Benefits.
          (a) Schedule 3.14 of the Disclosure Schedule sets forth a complete and correct list of all “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other material pension plans or employee benefit arrangements (including, without limitation, stock option or other equity compensation, severance pay, deferred compensation, bonus or other incentive compensation) maintained by Seller, the Company, HRM or any trade or business (whether or not incorporated) that is treated with Seller as a single employer under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which Seller, the Company or HRM contributes or is obligated to contribute thereunder with respect to employees of the Company or HRM (“Employee Benefit Plans”).
          (b) Seller, the Company, HRM and any ERISA Affiliate do not maintain, sponsor or contribute and have never maintained, sponsored or contributed to or had any obligation to contribute to any benefit plan subject to Title IV of ERISA, including but not limited to a multiple employer plan subject to Sections 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA. There exists no lien against any of the assets of the Company or HRM arising under Sections 302(f) or 4068(a) of ERISA or Section 412(n) of the Code.
          (c) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) so qualifies, and nothing has occurred with respect to the operation of any such plan that could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.
          (d) Seller, the Company, HRM and any ERISA Affiliate do not maintain, sponsor or contribute to any benefit plan that has an “accumulated funding deficiency” as defined under Section 412 of the Code.

          (e) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable), have been made available to Purchaser (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 and schedules thereto and (C) the most recent summary plan descriptions.
          (f) Except as set forth on Schedule 3.10 of the Disclosure Schedule, there are no pending, or to the Knowledge of Seller, threatened, suits, claims, or investigations that have been instituted by current or former employees of the Company or HRM or any Governmental Body against the Employee Benefit Plans, the assets of any such plans or Seller, the Company or HRM, or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans.
          (g) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code, and other applicable Laws have been made or taken, except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.
          (h) Except as set forth in Schedule 3.14 of the Disclosure Schedule or otherwise in this Agreement, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of the Company to severance pay, unemployment compensation, or any other payment or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or officer.
          (i) Neither the Company nor HRM has any material obligation or accrued liability in respect of post-retirement health or life benefits, except to the extent required by Part 6 of Title I of ERISA or similar applicable state laws.
          3.15. Employee Matters. Except as set forth on Schedule 3.15 of the Disclosure Schedule, no employee of the Company or HRM has any agreement or contract, written or oral, regarding such person’s employment with the Company or HRM. To Seller’s Knowledge, no employee of the Company or HRM is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee to the Company or HRM, any former employer or any other party. Except as set forth in Schedule 3.15 of the Disclosure Schedule, no employee of the Company or HRM has been granted the right to continued employment by the Company or HRM or to any material compensation following termination of employment with the Company or HRM. No employee of the Company or HRM is located outside the United States.
          3.16. Insurance. The properties, assets, business and operations of the EMS Business and the Business Office Business are, in the reasonable good faith judgment of the Company, adequately insured against all risks of a character usually insured against by companies of a similar size in the same or similar business. Seller has made available to Purchaser summaries of all material policies of insurance to which the Company or HRM is a party or by which its assets or businesses are covered or will be covered prior to the Closing

Date. There is no material claim pending with respect to the Company or HRM under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All such policies are in full force and effect, all premiums due and payable under all such policies and bonds have been paid and each of the Company and HRM is otherwise in compliance in all material respects with the terms of such policies. Schedule 3.16 of the Disclosure Schedule sets forth each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium and any pending claims thereunder) maintained by the Company and HRM on their respective properties, assets, business or personnel. No notice from any insurance carrier insuring the Company or HRM has been received by the Company or HRM claiming that the Company or HRM is in default with respect to any provision contained in any insurance policy. The activities and operations of the Company and HRM have been conducted in a manner so as to conform in all material respects to all applicable provisions of any insurance policy.
          3.17. Compliance with Laws.
          (a) Each of the Company and HRM has complied with, is not in violation of, and has not received any notices of violation with respect to, any Law governing the conduct of the EMS Business or the Business Office Business (including, without limitation, laws relating to the environment, the Fair Debt Collection Practices Act and the Fair Credit Reporting Act), except for such violations or failures to comply as would not be reasonably likely to have a Material Adverse Effect.
          (b) All activities of the Company and HRM, and of their respective officers, directors, agents and employees undertaken on behalf of the Company or HRM, have been conducted in compliance in all material respects with all applicable Laws, permits, licenses, certificates, requirements of Governmental Bodies, program manuals and guidance issued by any Governmental Body, orders and other similar items issued by any Governmental Body including, without limitation, all Laws pertaining to confidentiality and security of patient information, conduct of electronic health care transactions, occupational safety and health, workers’ compensation, unemployment, building and zoning codes (each, a “Regulation” and, collectively, “Regulations”). The Company and HRM have not violated in any material respect, or received a notice or charge asserting any such violation with respect to, any Regulation, nor are there any facts or circumstances known to the Company or HRM that could form the basis for any such violation. Neither the Company nor HRM is relying on any exemption from or deferral of any Regulation that would not be available in all material respects to the Company or HRM after the Closing Date. The Company and HRM have all Federal, state, local and foreign Permits material to or necessary for the conduct of the EMS Business and the Business Office Business, and such Permits are in full force and effect and there have been no material violations of any such Permits. No proceeding is pending or, to the knowledge of Seller, threatened, to revoke or limit any thereof.
          (c) Set forth on the Schedule 3.17(c) of the Disclosure Schedule is a correct and complete list of all Permits (including the name of the issuing agency and the expiration date) issued by Governmental Bodies and private programs, complete and correct copies of which have been provided to Purchaser. Complete and correct copies of all surveys, reviews and/or audits of the Company, HRM, or their respective predecessors in interest relating to the

EMS Business and the Business Office Business, conducted by any Governmental Body, private program or licensing, accrediting or certifying body during the past two years have been provided to Purchaser.
          (d) None of the Company, HRM or any of their respective Affiliates have received any notice of any action pending or recommended by any Governmental Body having jurisdiction over the items listed in Schedule 3.17(c) either to revoke, withdraw or suspend any Permit, or to terminate the participation of the Company or HRM in any program administered by any Governmental Body or private program. No event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed in Schedule 3.17(c) or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of the Company or HRM in any program administered by a Governmental Body or private program. During the past two years, there has been no decision not to renew any provider number, provider agreement, participation agreement or third party payor agreement of the Company or HRM. Except as listed in Schedule 3.17(c), no consent or approval of, prior filing with or notice to, or any action by, any Governmental Body or any other third party is required in connection with any such Permit, program administered by a Governmental Body or private program, by reason of the transactions contemplated hereby, and the continued operation of the EMS Business and the Business Office Business thereafter on a basis consistent with past practices.
          (e) The Company and HRM have timely filed all reports and billings required to be filed by them prior to the date hereof in connection with the programs administered by a Governmental Body and private programs listed on Schedule 3.17(c) and all fiscal intermediaries and other insurance carriers, and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable Laws. True and complete copies of such reports for the most recent year have previously been made available to Purchaser. The Company and HRM (and their respective Affiliates, as the case may be) have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such reports and billings, have not claimed or received reimbursements from or in connection with programs administered by a Governmental Body or private programs in excess of amounts permitted by law or contract, and have no liability under or in connection with any program administered by a Governmental Body or private program for any refund, overpayment, discount or adjustment, other than refunds, overpayments, discounts and adjustments arising in the normal course of business and in amounts consistent with historical experience. Except as set forth in Schedule 3.17(e), (i) there are no pending appeals, adjustments, challenges, audits, inquiries, litigation or notices of intent to audit with respect to such prior reports or billings, (ii) during the last two years neither the Company nor HRM has been audited, or otherwise examined by or in connection with any program administered by a Governmental Body or private program, and (iii) there are no other reports required to be filed by the Company or HRM in order to be paid under or in connection with any program administered by a Governmental Body or private program for services rendered, except for reports not yet due.
          3.18. Fraud and Abuse; False Claims. None of the Company, HRM, nor, to the knowledge of Seller, persons and entities providing services in connection with the EMS Business or the Business Office Business, have engaged in any activities that are prohibited under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn, and 1396b, 31 U.S.C. § 3729-3733, and the Federal CHAMPUS/TRICARE statute (or other Federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.
          3.19. Certain Payments. None of the Company, HRM or any of their respective Affiliates, nor, to the knowledge of Seller, any of the Company’s, HRM’s or any Affiliate’s directors, officers, agents or employees or any other person or entity associated with or acting for or on behalf of the Company, HRM or such Affiliate, has directly or indirectly violated any legal requirement in connection with the EMS Business or the Business Office Business (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or services, including without limitation (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, HRM or any Affiliate thereof, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.
          3.20. Performance of Certification of Compliance Agreement. The Company and HRM have fully performed the integrity, reporting and all other obligations set forth in the Certification of Compliance Agreement as defined in Section 5.11 below.
          3.21. Brokers’ Fees. Neither Seller nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
          3.22. Material Contracts.
          (a) Except for the contracts and agreements described in Schedule 3.22 of the Disclosure Schedule (collectively, the “Material Contracts”), neither the Company nor HRM is, with respect to either the EMS Business or the Business Office Business, or otherwise a party to or bound by:

               (i) any distributor, advertising, agency or sales representative Contract involving payments by the Company or HRM during 2005 in excess of $25,000;
               (ii) any Contract that requires aggregate future payments by the Company or HRM of more than $25,000 per year that is not terminable by the Company or HRM on less than ninety (90) days’ notice without penalty;
               (iii) any Contract for the license of Intellectual Property that is owned or used in business by the Company or HRM (other than licenses for off-the-shelf computer software generally available to the public);
               (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money or any currency exchange, commodities or other hedging arrangement or for the mortgaging, pledging, or otherwise placing a Lien on any assets of the Company or HRM;
               (v) any Contract relating to the future acquisition of any material assets or businesses;
               (vi) any Contract for capital expenditures in which the remaining expenditures as of the date hereof are in excess of $25,000;
               (vii) other than the Confidentiality Agreement, any Contract limiting the freedom of the Company or HRM to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure Contract entered into other than in the ordinary course of business;
               (viii) any Contract pursuant to which the Company or HRM is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving, in the case of any such contract, future payments of more than $25,000 per year;
               (ix) any Contract relating to the lease or sublease of real property;
               (x) any Contract with any director, officer or employee that calls for future payments by the Company or HRM to such person in excess of $25,000;
               (xi) any employee collective bargaining agreement or other Contract with any labor union;
               (xii) any Contract for the guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person, other than any such agreement entered into in the ordinary course consistent with past practice;

               (xiii) any Contract with any customer or client for the future sale of products or services that accounted for sales by the Company or HRM in excess of $25,000 during 2004 or that is expected to account for sales by the Company or HRM in excess of $25,000 during 2005; or
               (xiv) any Contract for a software license or right to use that limits transfer or use to or by the Company, or limits the Company or HRM in its business, including any data-related business.
          (b) Each of the Material Contracts is valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except as set forth on Schedule 3.22 of the Disclosure Schedule, there is no default or alleged default under any Material Contract by the Company or HRM and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or HRM, in any such case in which such default or event would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 3.22 of the Disclosure Schedule, neither the Company nor HRM has received any notice of any default by any other party under any Material Contract.
          3.23. Labor Agreements. Neither the Company nor HRM is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and during the past twelve (12) months no labor union has requested, or to the Knowledge of Seller, has sought to represent any of the employees, representatives or agents of the Company or HRM. There is no strike or other labor dispute involving the Company or HRM pending, or to the Knowledge of Seller, threatened that would reasonably be likely to have a Material Adverse Effect.
          3.24. Related Party Transactions. Except as disclosed in the Financial Statements or as set forth on Schedule 3.24 of the Disclosure Schedule:
          (a) neither Seller nor any of its Affiliates has outstanding any indebtedness or other similar obligations to the Company or HRM;
          (b) neither Seller, the Company nor HRM owns any direct or indirect interest of any kind in, or controls or is a partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person that is (A) a competitor of the EMS Business or Business Office Business or (B) a party to any Contract with the Company or HRM; and
          (c) no officer or employee of Seller, the Company or HRM owns a controlling interest of any kind, whether directly or indirectly, in or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from of any Person that is a competitor of the EMS Business or Business Office Business.
          3.25. Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect: (i) no real property formerly owned or currently or formerly occupied or operated by the Company or HRM is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or to Seller’s Knowledge threatened relating to liability for any off-site disposal or contamination; and (iii) the Company and HRM have not received any claims or notices alleging liability under any Environmental Law, and to Seller’s Knowledge there are no circumstances that could result in such claims. “Environmental Law” means any applicable Federal, state or local law, regulation, Order, decree, or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substance or the protection of the environment. “Hazardous Substance” means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.
          3.26. Banks. Schedule 3.26 of the Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which the Company or HRM has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.26 of the Disclosure Schedule, no person holds a power of attorney to act on behalf of the Company or HRM.
          3.27. Accounts Receivable. All accounts receivable related to the EMS Business or the Business Office Business have arisen from bona fide transactions in the ordinary course of business consistent with past practice. To the Knowledge of Seller, all accounts receivable reflected on the Balance Sheet are good and collectible in accordance with the past practice of the Company at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves were calculated in a manner consistent with past practice of the Company. To the Knowledge of Seller, all accounts receivable related to the EMS Business or the Business Office Business arising after the Balance Sheet Date are or will be good and collectible in accordance with the past practice of the Company at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves were calculated in a manner consistent with past practice of the Company.
          3.28. Investment Experience and Intention. Seller has experience in evaluating and investing in companies such that Seller is capable of evaluating the merits and risks of its acquisition of the Note and has the capacity to protect its own interests. Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller is acquiring the Note for its own account, for investment purposes only and not with a view to the distribution (as such term is used in section 2(11) of the Securities Act). Seller understands that the Note has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
          3.29. Corporate Name. The Company (i) has the exclusive right to use its names as the name of a corporation in any jurisdiction in which the Company is qualified to do business and (ii) except as set forth in Schedule 3.29, has not received any notice of conflict during the past two years with respect to the rights of others regarding the corporate name of the

Company. No person is presently authorized by the Company or HRM to use the name of the Company or HRM.
          3.30. Other Information. None of the information furnished by Seller to Purchaser in this Agreement, the exhibits hereto, the schedules identified herein, or in any certificate or other document to be executed or delivered pursuant hereto by Seller at or prior to the Closing Date, is, or on the Closing Date will be, false or misleading in any material respect or contains, or on the Closing Date will contain, any misstatement of material fact, or omits, or on the Closing Date will omit, to state any material fact required to be stated in order to make the statements therein not misleading in light of the circumstances under which they were made.
          3.31. Information Technology. (a) The Company and HRM own or possess valid rights to access and use all the information technology-related assets and services used or held for use in the EMS Business and the Business Office Business, including all leased or hosted information technology-related assets (the “Business IT Systems”).
          (a) The Company owns and possesses electronic copies of the source code and executable code of the RCR software and the Company’s version of the Accessline software. Any software used by Company or HRM constituting open-source software is identified as such in Schedule 3.31(b) of the Disclosure Schedule.
          (b) None of the Business IT Systems, and none of the of the copies of the RCR software or the Company’s version of the Accessline software, contain viruses, worms, Trojan horses, trap doors, time bombs, spyware, other malicious or debilitating software or copies of Grokster, Kazaa, Morpheus, Napster, Aimster or other peer-to-peer software commonly used for downloading or sharing unlicensed media files (“Malware”), and, consistent with reasonable best practices in information technology, the Company and HRM operate automated searches for and firewalls to prevent the introduction of Malware in the Business IT Systems.
          (c) The Business IT Systems have not been subject to any denial-of-service attack, successful physical or logical intrusion by unauthorized persons, or other breach of security in the previous year, and Seller and its affiliates have established physical and logical security for the Business IT Systems, and backup procedures and facilities for the Business IT Systems, consistent with reasonable best practices in information technology. All security audits, security analyses and intentional security probes and attacks relating to the Business IT Systems, and all reports relating thereto, are identified in Schedule 3.31(d) of the Disclosure Schedule.
          3.32. Personal Data. Except as set forth in Schedule 3.32 of the Disclosure Schedule, no claims arising from the collection, acquisition, use, processing or disclosure of the personal data have been asserted at any time or are threatened against the Company or HRM by any person or entity.
     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

          4.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.
          4.2. Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement, the Note and each other agreement or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (collectively, the “Purchaser Documents”), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and each other Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
          4.3. Consents of Third Parties. Neither of the execution and delivery by Purchaser of this Agreement and of the other Purchaser Documents, nor the compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Purchaser, (ii) subject to obtaining the consents listed in Section 3.6 of the Disclosure Schedule, conflict with, violate, result in the breach of, or constitute a default under any Contract or Order to which Purchaser is a party or by which Purchaser or its properties or assets are bound or (iii) constitute a violation by Purchaser of any Law applicable to Purchaser. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the other Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.
          4.4. Litigation. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that question the validity of this Agreement or the other Purchaser Documents or any action taken or to be taken by Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.
          4.5. Investment Experience and Intention. Purchaser has experience in evaluating and investing in companies such that Purchaser is capable of evaluating the merits and risks of its acquisition of the Shares and has the capacity to protect its own interests. Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in section 2(11) of the Securities Act). Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          4.6. Projections. In connection with Purchaser’s investigation of the EMS Business and the Business Office Business, and the transactions contemplated by this Agreement (including, without limitation, the purchase of the Shares), Purchaser may have received and may hereafter receive from Seller or its representatives or professional advisers estimates, projections, forecasts, plans and budget information relating thereto (collectively, the “Projections”). Purchaser acknowledges that there are uncertainties inherent in attempting to make Projections, that Purchaser is familiar with such uncertainties, and that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of any Projections.
          4.7. No Other Representations and Warranties. Purchaser expressly warrants to Seller that, except for the representations and warranties made by Seller and expressly set forth in Section 4 of this Agreement, neither Seller nor any of Seller’s Affiliates, representatives or professional advisers have made, or shall be construed as having made to Purchaser or any of its Affiliates or representatives, and neither Purchaser nor any Affiliate or any representative thereof has relied upon, any representation or warranty of any kind. Without limiting the generality of the foregoing, and notwithstanding any express representation and warranty made by Seller in Section 4 hereof, with respect to any other statements, documents or information heretofore or hereafter delivered to or made available to Purchaser or to any of its Affiliates or representatives (including without limitation the Confidential Information Memorandum and the Projections), Purchaser will not assert any claim, except fraud-based claims, against Seller or any of Seller’s Affiliates or any of their respective directors, officers, employees, agents, stockholders, representatives or professional advisers, or hold Seller or such Persons liable with respect thereto.
          4.8. Financial Advisors. No Person has acted directly or indirectly as a broker, finder or financial advisor for Purchaser in connection with the negotiations relating to or the transactions contemplated by this Agreement other than Williams Financial. Purchaser shall be liable for any fees or payments payable to such Person and Seller shall not have any liability therefor.
          4.9. Financing. Purchaser has provided to Seller a copy of (i) the debt commitment letter(s), dated as of July 21, 2005, by and between Bank of America, N.A. and Purchaser, pursuant to which the lender party thereto has agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided, debt financing in connection with the transactions provided for herein to Purchaser and (ii) the equity commitment letter, dated as of August 25, 2005, by and between Skillman Capital LLC (“Skillman”) and Purchaser, pursuant to which Skillman has agreed, subject to the terms and conditions set forth therein, to provide equity financing in connection with the transactions provided for herein to Purchaser.
     5. Further Agreements of the Parties.
          5.1. Access to Information; Confidentiality; Access to Employees.
          (a) Seller agrees that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and HRM and such examination of the books, records and financial condition of the Company and HRM as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and Seller shall cooperate, and shall cause the Company and HRM to cooperate, fully therein. In order that Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and HRM, Seller shall cause its and the Company’s officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination. Except as set forth in this Section 5.1, Purchaser agrees that, without the consent of Seller, it will not permit any party other than the party providing the financing described in Section 4.9 hereof to conduct due diligence with respect to the Company and HRM.
          (b) The parties acknowledge that Purchaser and Seller have previously executed a confidentiality agreement (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. In addition, the parties agree that the terms and conditions of the transactions contemplated hereby and information exchanged in connection with the execution hereof shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement.
          (c) Without the prior consent of Seller and except as and in the manner specifically agreed to by Seller, between the date hereof and the Closing Date, Purchaser shall not, and shall not permit its representatives, consultants and agents to, communicate with employees, customers or suppliers of the Company or HRM with respect to the transactions contemplated by this Agreement or the business of the Company or HRM.
          5.2. Conduct of the Business Pending the Closing. Except as set forth in Schedule 5.2 of the Disclosure Schedule, as required by applicable Law, as otherwise expressly contemplated by this Agreement, or with the prior written consent of Purchaser, between the date hereof and the Closing Date, Seller shall and shall cause the Company and HRM to:
          (a) conduct the EMS Business and the Business Office Business (including, without limitation, collecting accounts receivable and paying accounts payable) only in the ordinary course consistent with past practice;
          (b) not repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or HRM; not transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or HRM or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the Company’s or HRM’s capital stock or other securities;
          (c) not effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or HRM;
          (d) not amend the Certificate of Incorporation or the By-Laws, or the certificate of incorporation or by-laws of HRM;

          (e) use its commercially reasonable efforts to preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of the EMS Business and the Business Office Business of the Company and HRM;
          (f) not, other with respect to the Reimbursement Business, (i) materially increase the compensation payable or to become payable by the Company or HRM to any of their respective directors, officers, employees, agents or representatives, (ii) materially increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or HRM or (iii) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or HRM is a party or involving a director, officer or employee of the Company or HRM in his or her capacity as a director, officer or employee of the Company or HRM;
          (g) except for trade payables and obligations or liabilities to be assumed by Seller pursuant to Section 5.9, not create, incur, acquire, guarantee or assume or become subject to, or agree to incur or become subject to, any debt or other obligation for borrowed money on behalf of the Company or HRM;
          (h) not subject to any Lien (except for Liens that do not impair in any material respect the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets of the EMS Business or the Business Office Business (whether tangible or intangible);
          (i) not acquire any material properties or assets and not sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the EMS Business or the Business Office Business;
          (j) not cancel or compromise any debt or claim or waive or release any material right of the Company or HRM except for in the ordinary course of business consistent with past practice;
          (k) not enter into any commitment for capital expenditures related to the EMS Business or the Business Office Business or to Accordis as a legal obligor;
          (l) not enter into, modify or terminate any labor or collective bargaining agreement of the Company or HRM or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or HRM;
          (m) not declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock; provided, however that Purchaser acknowledges that on or prior to the Closing Date, Seller will withdraw any cash balances of the Company and HRM pursuant to Section 5.8(b);

          (n) not enter into any lease of real property, except any renewals of existing leases in the ordinary course of business;
          (o) not permit the Company or HRM to enter into or agree to enter into any merger or consolidation with any corporation or other entity;
          (p) to the extent it may affect or relate to the Company or HRM, not make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or
          (q) agree, whether in writing or otherwise, to do any of the foregoing.
          5.3. Preservation of Records. Seller and Purchaser agree that each of them shall preserve and keep the records held by it relating to the EMS Business, the Business Office Business, the Company or HRM for a period of six (6) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Company or of Seller or Purchaser or any of their Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement, each of the other Transaction Agreements, each of the other Purchaser Documents, and each other agreement, document or instrument contemplated hereby or thereby. In the event Seller or Purchaser wish to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.
          5.4. Commercially Reasonable Efforts. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements or Purchaser Documents, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of either of the parties hereto, to execute such documents as may be necessary or advisable to confirm the ownership rights of the Company and HRM in the assets and properties used in the EMS Business or the Business Office Business, to obtain all necessary Permits, and to effect all necessary registrations and filings and to obtain all necessary consents of Governmental Bodies and other third parties necessary for the parties to consummate the transactions contemplated hereby. Nothing in this Agreement shall be construed as an attempt or agreement to assign any contract, agreement, license, lease or other commitment that is nonassignable under applicable law, rules or regulations or without the consent of the other party or parties thereto unless the appropriate consent shall have been given. In order, however, that the full value of every contract or commitment described herein may be realized by Purchaser, and with the understanding and agreement of the parties hereto that the economic benefits and risks of the EMS Business and the Business Office Business from and after the Closing Date shall be solely for the account of the Company and Purchaser, Seller shall , by itself or by its agents, at the request and expense and under the direction of the Company or Purchaser, in the name of Seller or otherwise as Purchaser shall specify and as shall be permitted by applicable law, rules and regulations, take all such action and do or cause to be done all such things as shall in the opinion of Purchaser be reasonably necessary or proper (x) in order that the rights and obligations of the Company under such contracts shall be preserved and (y) for, and to facilitate, the collection of the moneys due and payable, and to become due and payable, to the Company in and under every such contract and claim, and Seller shall hold the same for the benefit of and shall pay the same over promptly to the Company or Purchaser.
          5.5. Post-Closing Date Employment Matters. Except for the employees of the Reimbursement Business listed on Schedule 5.5 hereof, Purchaser agrees that, effective as of the Closing Date, the employment of all employees of the Company or HRM who are active employees as of the Closing Date (or who are on leave or on short-term disability as of the Closing Date) (such employees, the “Retained Employees”) shall continue, it being understood that, to the maximum extent permitted or allowed by applicable law, such employment shall be at will. For the avoidance of doubt, except as provided in Section 5.6, nothing in this Agreement shall require Purchaser, the Company or HRM to continue the employment of any Retained Employee after the Closing Date. Purchaser agrees to recognize all sick and vacation days for which the Retained Employees would qualify during the balance of the 2005 calendar year based on the duration of their employment by Seller or an Affiliate of Seller in accordance with the policies of Seller prior to the Closing Date.
          5.6. Employee Benefit Plans.
          (a) Except as provided in Section 5.6(d), effective on the Closing Date, Purchaser and the Company shall assume all responsibility for providing the coverage required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA for the Retained Employees who terminate their employment after the Closing Date (including their covered spouses, former spouses and dependents).
          (b) Commencing on the Closing Date and until December 31, 2005, Purchaser shall cause the Company and HRM to provide benefits that are similar to, but not necessarily identical to, at Purchaser’s sole discretion, either the benefits provided to Retained Employees immediately prior to Closing or the benefits generally provided to employees of companies engaged in businesses similar to the EMS Business and the Business Office Business.
          (c) With respect to any employee benefit plans in which the Retained Employees may be eligible to participate after the Closing Date, the Company and HRM shall: (A) not impose any limitations more onerous than those currently in effect under the Employee Benefit Plans as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Retained Employees; and (B) recognize all service of the Retained Employees with the Company and HRM for purposes of eligibility to participate and vesting (but not for purpose of benefit accrual) to the same extent taken into account under a comparable Employee Benefit Plan immediately prior to the Closing Date.

          (d) Seller agrees to make available to Purchaser, the Company and HRM its medical, dental, vision and basic short term disability plans (the “Continued Welfare Plans”) for any Retained Employee during an interim period (the “Interim Period”) commencing on the Closing Date, and ending, for each such benefit, on the earlier of a date specified by Purchaser for each benefit or December 31, 2005. Seller agrees to make available to Purchaser, the Company and HRM its supplemental short term disability, long term disability and life insurance plans (the “Prudential Continued Welfare Plans”) for any Retained Employee during an interim period commencing on the Closing Date, and ending, for each such benefit, on the earlier of a date specified by Purchaser for each benefit or October 30, 2005 (the “Prudential Interim Period”). The purpose of these arrangements is to facilitate benefit coverage until Purchaser is able to establish plans for the Retained Employees. These benefits shall be identical to the benefits afforded such individuals under the applicable Seller’s plans immediately prior to the Closing Date except as may be required by law. During the Interim Period and Prudential Interim Period, as applicable, the Continued Welfare Plans shall be provided to those individuals through Seller’s existing plans. Purchaser agrees to pay, or to cause the Company and HRM to pay, Seller, or if so determined by Seller, any administrative representative of Seller, the premiums or contributions actually payable or incurred under the Continued Welfare Plans and Prudential Continued Welfare Plans with respect to the Retained Employees. The liability of Purchaser, the Company, and HRM shall be limited to payment of such premiums or contributions. Seller shall remain responsible to operate the Continued Welfare Plans and Prudential Continued Welfare Plans in accordance with applicable law. The obligations provided by this Section 5.6(d) shall be set forth in more detail in the Transition Services Agreement.
          5.7. Public Disclosure or Communications. Between the date hereof and the Closing Date:
          (a) neither Purchaser nor Seller shall issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without the consent of Purchaser and Seller (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which the securities of the disclosing party are listed or quoted. In the event any such public announcement, release or disclosure is required as contemplated by the foregoing sentence, the parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text; and
          (b) Purchaser shall not communicate with any government official with respect to the Company, Seller, or the transactions contemplated by this Agreement, without Seller’s prior consent, except to the extent required by Law.
          5.8. Distribution of Reimbursement Business Assets and Cash. On or prior to the Closing Date:
          (a) Seller has caused the Company to effect a distribution of the assets of the Reimbursement Business to Seller or its Affiliate, Reimbursement Services Group Inc., a New York corporation. The assets of the Reimbursement Business so distributed consisted of (i) all rights under the Contracts listed in Schedule 5.8(a) of the Disclosure Schedule, (ii) all accounts receivable related to the Reimbursement Business, whether arising under the Contracts referred to in clause (i) or otherwise, (iii) all tangible or intangible personal property used exclusively in the Reimbursement Business and described in Schedule 5.8(b) of the Disclosure Schedule and (iv) all patents, trademarks and other intellectual property, books and records, claims and other assets and rights of any kind, whether real or personal, tangible or intangible, that are owned or claimed by the Company and used exclusively in connection with the Reimbursement Business. In connection with the distribution of the assets of the Reimbursement Business, Seller assumed, and shall indemnify Purchaser and the Company for and hold each of them harmless from, (i) all obligations and liabilities arising under Contracts related to the Reimbursement Business, including, without limitation, those listed in Schedule 5.8(a) to the Disclosure Schedule, (ii) all obligations and liabilities related to any of the other assets distributed to Seller or one of its Affiliates pursuant to this Section 5.8, and (iii) all obligations and liabilities related to, or arising out of, the matters described in Schedule 5.8(c) of the Disclosure Schedule. Seller has provided to Purchaser true, correct and complete copies of all agreements or other documents executed by a party relating to the distribution of the assets of the Reimbursement Business.
          (b) Seller shall cause the Company and/or HRM to effect a distribution by the Company and/or HRM to Seller or one of its Affiliates of the cash balance held by the Company and/or HRM after deducting any amounts that are required to meet any checks that were issued by the Company and/or HRM but not presented for payment on or prior to the Closing Date.
          5.9. Subcontracting Agreement. On the Closing Date, Seller will enter into a Subcontracting Agreement with the Company, in the form attached hereto as Exhibit 5.9 (the “Subcontracting Agreement”) that will (i) govern the subcontracting and consulting services to be provided by Seller after the Closing Date under the Company contracts, as more particularly described in the Subcontracting Agreement, that contemplate services from the Reimbursement Business and the Business Office Business and (ii) govern the subcontracting services to be provided by Seller after the Closing Date under any contracts related to the Reimbursement Business listed in Schedule 5.8(a) that are to be assigned to Seller as contemplated by Section 5.8 hereof, but that are, for any reason, not assignable as of the Closing Date.
          5.10. Certification of Compliance Agreement. Purchaser acknowledges that the Company is obligated to fully perform the integrity, reporting and all other obligations set forth in that certain Certification of Compliance Agreement dated as of August 12, 2004, as amended, between the Office of Inspector General of the Department of Health and Human Services and the Company attached hereto as Schedule 5.10 of the Disclosure Schedule. At the request of Seller, Purchaser and/or the Company shall from time to time provide Seller with reasonable evidence of its compliance with the provisions of this Section 5.10 and copies of any reports submitted pursuant to such agreement.
          5.11. Software License.
          (a) Effective upon the Closing Date, Seller and its Affiliates shall grant to the Company all its right and interest in and to any Accessline software code in any versions that Seller and its Affiliates possess, may come to possess or may be entitled or become entitled to possess.

          (b) On the Closing Date, Seller and the Company will enter into a Software License substantially in the form set forth in Exhibit 5.11 hereto, granting from the Company to Health Management Systems, Inc. a non-exclusive, perpetual, royalty-free license to the software identified therein.
          5.12. Retention of Claims. Seller and Purchaser agree that Purchaser shall not assume or become responsible for, and, effective upon the Closing, Seller shall retain all rights and benefits pertaining to, and remain liable for, the liabilities or obligations listed on Schedule 5.12 attached hereto (the “Retained Seller Claims”). At the request of Seller, Purchaser and/or the Company shall enter into such agreements or execute such documents reasonably satisfactory to Purchaser and shall provide such access to data and other assistance as Seller may reasonably request in order to effectuate Seller’s retention of such claims. Seller shall be responsible for any and all costs and expenses incurred by, or on behalf of, Purchaser or the Company in connection with providing such access to data and other assistance but excluding costs for the services of senior management of Purchaser or the Company.
          5.13. Tax Covenants.
          (a) Seller and Purchaser agree to join in making a timely and effective election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated thereunder and any comparable election under state, local or foreign law with respect to the purchase of the capital stock of the Company (the “Section 338(h)(10) Elections”).
          (b) Purchaser and Seller shall cooperate with each other in taking all actions necessary and appropriate, including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve the Section 338(h)(10) Elections in accordance with the provisions of Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated thereunder (and any comparable provisions of state, local or foreign law) or any successor provisions. Such cooperation shall include Seller and Purchaser, within 10 Business Days prior to the date such forms are required to be filed under applicable law, exchanging completed and executed copies of the Internal Revenue Service Forms 8023 and 8883, required schedules thereto, and any similar state, local or foreign forms. If changes are required in any of these forms as a result of information which is first available after the date on which any such form is completed and executed pursuant to the preceding sentence, the parties will act in good faith to agree on such changes. Purchaser and Seller shall provide each other with any information regarding the Company as is necessary to complete the IRS Forms 8883 and any supplements thereto. Purchaser and Seller shall complete the required IRS Forms 8883 consistent with the Allocation Statement (as defined in Section 5.13(c) of this Agreement). Purchaser and Seller shall be responsible for timely filing their respective IRS Forms 8883 with the appropriate Tax Returns. Purchaser and Seller shall report the purchase by Purchaser of the Shares consistent with the Section 338(h)(10) Elections and shall take no position inconsistent therewith on any Tax Return or in any proceeding before any Tax authority or otherwise.
          (c) In connection with the Section 338(h)(10) Elections, within 90 days after the Closing and at least 60 days before the due date of an IRS Form 8883, Purchaser shall provide to Seller the proposed manner in which the “aggregate deemed sales price,” as defined in Treasury Regulation Section 1.338-4, with respect to the Company shall be allocated among its assets and the non-compete agreement described in Section 6.1(j) hereof, which allocations shall be made in accordance with Sections 338 and 1060 of the Code and any applicable Treasury Regulations thereunder (the “Allocation Statement”). Seller shall have the right to review such Allocation Statement. If within 15 Business Days after receipt of the Allocation Statement Seller notifies Purchaser in writing that the allocation of one or more items reflected in the Allocation Statement is not a reasonable allocation, Purchaser and Seller shall act in good faith to resolve such dispute during the 30-day period thereafter. If Seller does not object by written notice within the 15 Business Day period, such proposed allocations shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement; provided, that such proposed allocation shall be subject to adjustment upon and as a result of the final determination of the Purchase Price (taking into account any adjustments pursuant to Section 1.4 hereof and any indemnity payments made pursuant to Section 7). If, within 30 days of the Seller’s delivery of a notice of objection, the parties have not reached an agreement regarding such allocations, an independent accounting firm mutually agreed upon by Purchaser and Seller shall determine whether the allocation was reasonable and, if not reasonable, shall appropriately revise the Allocation Statement. The decision of such independent accounting firm shall be binding on both parties. The parties shall endeavor to cause such accounting firm to make a determination within 30 days but in no event later than five Business Days prior to the date an IRS Form 8883 is required to be filed under applicable law. The fees and expenses of such accounting firm shall be borne equally by Purchaser and Seller. Seller, Purchaser and their respective Affiliates shall (i) be bound by the allocations contained in the Allocation Statement for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with the Allocation Statement and (iii) take no position inconsistent with the Allocation Statement on any applicable Tax Return, in any proceeding before any Tax authority or otherwise unless required to do so by applicable law. In the event that any of the allocations are disputed by any Tax authority, the party receiving notice of the dispute shall promptly notify the other party concerning resolution of the dispute.
          5.14. Firpta. On or prior to the Closing, Seller shall provide Purchaser with a certification signed by Seller to the effect that Seller is not a “foreign person” as defined in Section 1445 of the Code.
     6. Conditions to Closing.
          6.1. Conditions to the Obligations of Purchaser. The obligation of Purchaser to purchase the Shares at Closing and deliver the Purchase Price shall be subject to the satisfaction (or waiver by Purchaser) of each of the following conditions at or before Closing:
          (a) Delivery of Documents. Seller shall have delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser, the following:
               (i) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

               (ii) written resignations of each of the officers and directors of the Company and HRM, effective as of the Closing;
               (iii) a certificate of the Secretary of Seller dated the Closing Date certifying as to the accuracy of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby; and
               (iv) a certificate of an officer of Seller, dated the Closing Date, certifying as to the satisfaction of the conditions specified in Sections 6.1(b) and (c).
          (b) Compliance with Agreements. Seller shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in each of the other Transaction Agreements that are required by the terms hereof or thereof to be performed or complied with by Seller on or before the Closing Date.
          (c) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement and in any of the other Transaction Agreements shall be true and correct (provided that any representation or warranty of Seller contained herein or therein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of determining whether this Section 6.1(c) has been satisfied with respect to such representation or warranty) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such breaches that would not, individually or in the aggregate with any other breaches on the part of Seller, reasonably be expected to have a Material Adverse Effect.
          (d) No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Body that would prohibit or, in any material respect, impede, delay, restrict or tax the sale of the Shares hereunder.
          (e) Distribution of Reimbursement Business Assets. On or prior to the Closing Date, the Company shall have completed the distribution of the assets of the Reimbursement Business as contemplated in Section 5.8.
          (f) Data Services Agreement. On or prior to the Closing Date, Seller and the Company shall have executed and delivered a Data Services Agreement substantially in the form of Exhibit 6.1(f) hereto (the “Data Services Agreement”), providing for the provision of data services to the Company by Seller for a period of three years.
          (g) Sublease. On or prior to the Closing Date, Seller and the Company shall have executed and delivered a Sublease Agreement substantially in the form of Exhibit 6.1(g) hereto (the “Sublease”), providing for an eighteen month sublease by the Company of office space at 401 Park Avenue South in New York City.

          (h) Subcontracting Agreement. On or prior to the Closing Date, Seller and the Company shall have executed and delivered the Subcontracting Agreement, providing for the provision by employees of Seller of certain services to the Company after the Closing Date.
          (i) Transition Services Agreement. On or prior to the Closing Date, Seller and the Company shall have executed and delivered a Transition Services Agreement substantially in the form of Exhibit 6.1(i) hereto (the “Transition Services Agreement”), providing for the provision by Seller of payroll and benefit processing services for employees of the Company for an interim period after the Closing Date.
          (j) Non-Compete Agreement. On or prior to the Closing Date, Seller and certain of its subsidiaries shall have executed and delivered a Non-Compete Agreement substantially in the form of Exhibit 6.1(j) hereto (the “Non-Compete Agreement”) by which Seller and such persons will agree to keep certain information confidential and not to compete with Purchaser in providing accounts receivable management services to healthcare providers.
          (k) Financing. Purchaser shall have obtained and continue to have access to financing for the Agreement and the transactions contemplated thereby on the terms and conditions set forth in the debt and equity commitment letters detailed in Section 4.9 or pursuant to alternative financing that is no less favorable to Purchaser.
          (l) Consents. Purchaser shall have obtained the consents set forth on Schedule 3.6 of the Disclosure Schedule.
          6.2. Conditions to the Obligations of Seller. The obligation of Seller to sell the Shares to Purchaser at the Closing shall be subject to the satisfaction (or waiver by Seller) of each of the following conditions at or before the Closing:
          (a) Delivery of Documents. Purchaser shall have delivered to Seller, in form and substance reasonably satisfactory to Seller, the following:
               (i) a certificate of the Secretary of Purchaser dated the Closing Date certifying as to the accuracy of resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby; and
               (ii) a certificate of an officer of Purchaser, dated the Closing Date, certifying as to the satisfaction of the conditions specified in Sections 6.2(b) and (c).
          (b) Compliance with Agreements. Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in each of the other Purchaser Documents that are required by the terms hereof or thereof to be performed or complied with by Purchaser on or before the Closing Date.
          (c) Representations and Warranties. All of the representations and warranties of Purchaser contained herein or in any of the other Transaction Agreements shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Purchaser that speak of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.
          (d) No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Body that would prohibit the sale of the Shares hereunder.
          (e) Note. On or prior to the Closing Date, Purchaser shall have executed and delivered the Note.
          (f) Data Services Agreement. On or prior to the Closing Date, Purchaser shall have executed and delivered the Data Services Agreement.
          (g) Sublease. On or prior to the Closing Date, Purchaser shall have executed and delivered the Sublease.
          (h) Subcontracting Agreement. On or prior to the Closing Date, Purchaser shall have executed and the Subcontracting Agreement.
          (i) Transition Services Agreement. On or prior to the Closing Date, Purchaser shall have executed and delivered the Transition Services Agreement.
          (j) Distribution of Reimbursement Business Assets. On or prior to the Closing Date, the Company shall have completed the distribution of the assets of the Reimbursement Business as contemplated by Section 5.9.
     7. Indemnification.
          7.1. Indemnification by Seller. Seller shall indemnify, defend and hold harmless Purchaser, its Affiliates, directors, officers, employees and agents, and, effective upon the Closing, the Company and HRM (each a “Purchaser Indemnitee”) from and against any and all losses, liabilities, damages, judgments, settlements and expenses (including reasonable attorneys’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of rights hereunder) (collectively, “Damages”), arising from, relating to or in connection with (a) any breach by Seller of its representations and warranties or covenants contained in this Agreement or any of the other Transaction Agreements, except that (i) any breach by Seller of its representations and warranties contained in Section 3.8 hereof with respect to any item that is used in the calculation of the Net Accounts Receivable or the Tangible Net Worth shall be governed exclusively by Section 1.4 and excluded from Seller’s indemnification obligations under this Section 7 and (ii) any breach by Seller of its representations and warranties contained in Section 3.13 hereof shall be governed by Section 7.4 and excluded from Seller’s indemnification obligations under this Section 7.1 (it being agreed and acknowledged by the parties that for purposes of a Purchaser Indemnitee’s rights to indemnification under Section 7.1(a), the representations and warranties of Seller contained herein shall be read without giving effect to any references therein to materiality or to Material Adverse Effect qualifiers); (b) the obligations and liabilities relating to the Reimbursement Business in accordance with the penultimate sentence of Section 5.8(a); and (c) the Retained Seller Claims.

          7.2. Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller, its Affiliates, directors, officers, employees and agents, and, effective upon the Closing, Seller, from and against any and all Damages that arise out of any breach by Purchaser of any of its representations and warranties or covenants contained in this Agreement or any of the other Purchaser Documents.
          7.3. Limitations of Liability. Notwithstanding anything contained in this Agreement, no indemnifying party shall be liable to an indemnified party under Sections 7.1(a) or 7.2 hereof unless and until any actual Damages incurred by the indemnified party as the result of any breach of any representation or warranty set forth in Section 4 or 5 hereunder exceed $250,000 (the (“Threshold Amount”). The Threshold Amount shall be calculated after the deduction of any insurance recoveries realized by such indemnified party as a result thereof. Upon the actual Damages incurred by an indemnified party exceeding the Threshold Amount, such indemnified party shall be entitled to claim the full amount of such Damages. In no event shall the aggregate liability of Seller under Section 7.1(a) of this Agreement exceed the Purchase Price. Except with regard to indemnification for claims paid to third parties, no indemnifying party shall have any liability to an indemnified party for any punitive damages, indirect, incidental or consequential loss or damages including, without limitation, loss of revenue or loss of profits.
          7.4. Tax Indemnity.
          (a) Seller shall indemnify, defend and hold harmless each Purchaser Indemnitee from and against any (i) Tax of the Company or HRM described in clause (i) of the definition of Tax related to a Pre-Closing Tax Period, (ii) Tax liability of the Company or HRM described in clause (ii) or (iii) of the definition of Tax, (iii) Tax of the Company or HRM resulting from a breach of the representations, warranties or covenants contained in Section 3.13, 5.2(p) or 5.13 hereof and (iv) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments or assertion of any Tax described in clauses (i), (ii) or (iii) (the sum of (i), (ii), (iii) and (iv) being referred to herein as a “Tax Loss”); provided that Seller shall have no liability for the payment of any Tax Loss to the extent that such Tax Loss is reflected as a Tax liability in the calculation of Tangible Net Worth.
          (b) Purchaser shall pay Seller any Tax of the Company paid by Seller or the Company in a Pre-Closing Tax Period that is related (as determined under Section 7.4(c) of the Agreement) to a Post-Closing Tax Period.
          (c) For purposes of this Section 7.4, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (i) in the case of any Taxes other than gross receipts, sales, or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date.
          7.5. Indemnification Procedures; Notice of Claims.
          (a) If any party (the “Indemnified Party”) receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under this Section 7 including, but not limited to, Section 7.4) (a “Third Party Claim”) and such Indemnified Party intends to seek indemnity pursuant to this Section 7, the Indemnified Party shall promptly provide the other party (the “Indemnifying Party”) with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from its indemnification obligations hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice of a Third Party Claim to give notice to assume the defense, appeal or settlement proceedings thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume and control the defense, appeal or settlement proceedings of the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party’s choice, which counsel shall be reasonably satisfactory to the Indemnified Parties; provided, however, that the Indemnifying Parties shall not have the right to assume the defense of such Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the claim seeks only an injunction or other equitable relief; (ii) the Indemnified Parties shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Parties, and, in the reasonable, good faith opinion of the Indemnified Parties, counsel for the Indemnifying Parties could not adequately represent the interests of the Indemnified Parties because such interests could be in conflict with those of the Indemnifying Parties; (iii) such proceeding involves, or could reasonably be expected to have a material adverse effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Parties; or (iv) the Indemnifying Parties shall not have assumed the defense of such Third Party Claim in a timely fashion. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim (under circumstances in which the proviso of the immediately preceding sentence is not applicable), the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. In any case, the Indemnifying Party shall have the right to participate in such defense, appeal or settlement proceedings. So long as the Indemnifying Party has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense, appeal or settlement of the Third Party Claim, (ii) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) and (iii) the Indemnifying Party will not (A) admit to any wrongdoing by the Indemnified Party or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, in each case, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The parties will use their reasonable best efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense, appeal or settlement proceedings and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, appeal or settlement proceedings, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).
          (b) The Indemnified Party will notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party giving rise to the claim of indemnity pursuant hereto. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 7.1, 7.2 or 7.4, except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice to give notice of dispute of the claim to the Indemnified Party. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.
          (c) The Indemnified Party shall cooperate with the Indemnifying Party with respect to resolving any Damages with respect to which the Indemnified Party is entitled to indemnification hereunder, including by using its reasonable best efforts to mitigate or resolve any such Liability; provided that the Indemnified Party shall not be required to make such efforts if they would be detrimental in any material respect to it.
          7.6. Survival. Except as expressly provided herein, the parties hereto hereby agree that the representations and warranties contained in this Agreement or in any Transaction Agreement or Purchaser Document shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that any claims or actions with respect to (a) Section 3.13 shall terminate at the time of expiration of the applicable statute of limitations and (b) all other representations and warranties shall terminate six years from the Closing Date. All covenants and agreements made by any party hereunder that are to be performed on or prior to the Closing Date shall, if duly performed or waived, expire on the Closing Date and all covenants and agreements made by any party hereunder (including, without limitation, this Section 7) that are to be performed after the Closing Date or that are to be performed on or prior to the Closing Date and are not duly performed or waived prior to such date, respectively, shall survive until the applicable statute of limitations therefor has expired with respect of any breach thereof.
          7.7. Exclusive Remedy. Except for equitable remedies (including, without limitation, injunctive relief) and in the absence of fraud, the parties hereto acknowledge and agree that the sole and exclusive remedy of Purchaser indemnified parties and Seller indemnified parties, as the case may be, from and after the Closing Date with respect to any Damages whatsoever and any and all claims for any breach or liability under this Agreement shall be solely in accordance with, and limited by, the indemnification provisions set forth in this Section 7. In furtherance of the foregoing, Purchaser and Seller each hereby waive on their own behalf and on behalf of each other applicable indemnified party, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or they may have against Seller or Purchaser, as the case may be, arising under or based upon any Federal, state or local laws (including, without limitation, any such rights, claims or causes of action arising under any state or Federal securities laws).
          7.8. Purchase Price Adjustment. Any amount paid by an indemnifying party under this Section 7 shall be treated as an adjustment to the Purchase Price for federal income and applicable state Tax purposes.
     8. Miscellaneous.
          8.1. Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne equally by Seller and Purchaser.
          8.2. Certain Definitions.
               “AAA Rules” shall have the meaning as set forth in Section 1.7 hereto.
               “Adjustment Amount” shall have the meaning set forth in Section 1.3 hereto.
               “Affiliate” shall have the meaning specified by Rule 12(b) under the Securities Exchange Act of 1934.
               “Agreement” shall have the meaning as set forth in the preamble of this agreement.
               “Allocation Statement” shall have the meaning as set forth in Section 5.13(c) hereto.
               “Arbitrating Accountant” shall have the meaning as set forth in Section 1.7 hereto.
               “Balance Sheet” means the unaudited consolidated balance sheet of the EMS Business and the Business Office Business as of the Balance Sheet Date provided to Purchaser.
               “Balance Sheet Date” shall mean March 31, 2005.

               “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.
               “Business IT Systems” shall have the meaning as set forth in Section 3.31(a) hereto.
               “Business Office Business” shall have the meaning set forth in the preamble to this Agreement.
               “By-Laws” means the By-Laws of the Company, as amended to date.
               “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended to date.
               “Code” means the Internal Revenue Code of 1986, as amended.
               “Closing” shall have the meaning as set forth in Section 2.1 hereto.
               “Closing Date” shall have the meaning as set forth in Section 2.1 hereto.
               “Company” shall have the meaning as set forth in the preamble to this Agreement.
               “Confidential Information Memorandum” means the confidential business presentation with respect to the Company dated March 23, 2005.
               “Confidentiality Agreement” shall have the meaning as set forth in Section 5.1(b) hereto.
               “Continued Welfare Plans” shall have the meaning as set forth in Section 5.6(d) hereto.
               “Contract” means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.
               “Damages” shall have the meaning as set forth in Section 7.1 hereto.
               “Data Services Agreement” shall have the meaning as set forth in Section 6.1(f) hereto.
               “Disclosure Schedule” means the schedule attached to and forming part of this Agreement.
               “Employee Benefit Plans” shall have the meaning as set forth in Section 3.14(a) hereto.

               “EMS Business” shall have the meaning set forth in the preamble to this Agreement.
               “Environmental Law” shall have the meaning as set forth in Section 3.25 hereto.
               “ERISA” shall have the meaning as set forth in Section 3.14(a) hereto.
               “ERISA Affiliate” shall have the meaning as set forth in Section 3.14(a) hereto.
               “Financial Statements” means (i) the unaudited balance sheet of the Company as of December 31, 2003, December 31, 2004 and the unaudited balance sheet of the Company as of March 31, 2005 and June 30, 2005, (ii) the detailed income statement of the Company for the twelve months ended December 31, 2003 and December 31, 2004, and for the six months ended June 30, 2005, each including a breakdown of results on a monthly basis and (iii) the fixed assets and accounts receivable schedules for the EMS Business and the Business Office Business as of December 31, 2004, March 31, 2005 and June 30, 2005 delivered to Purchaser.
               “GAAP” means accounting principles generally accepted in the United States applied on consistent basis throughout the periods indicated.
               “Governmental Body” means any government or governmental or quasi-governmental or regulatory body thereof, or political sub-business thereof, whether Federal, state, local, municipal or foreign, or any agency, multi-national organization, instrumentality or authority thereof, or any court or other tribunal or arbitrator (public or private).
               “HRM” shall mean Health Receivables Management Inc., a Delaware corporation and wholly-owned Subsidiary.
               “Hazardous Substance” shall have the meaning as set forth in Section 3.25 hereto.
               “Intellectual Property” shall have the meaning as set forth in Section 3.12(a) hereto.
               “Indemnified Party” shall have the meaning as set forth in Section 7.5(a) hereto.
               “Indemnifying Party” shall have the meaning as set forth in Section 7.5(a) hereto.
               “Interim Period” shall have the meaning as set forth in Section 5.6(d) hereto.

               “Knowledge of Purchaser” or “Purchaser’s Knowledge” means the actual knowledge after due inquiry of those executive officers of Purchaser responsible for overseeing the function of Purchaser’s business that is the subject of such representation or warranty.
               “Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge after due inquiry of those executive officers of Seller, the Company or HRM responsible for overseeing the functions of the EMS Business or the Business Office Business.
               “Law” means any federal, state, local or foreign law (including common law), statute, code ordinance, rule, regulation, judicial order or other requirement.
               “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.
               “Lien” means any lien, pledge, mortgage, deed of trust, security interest, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or any other exercise of any attributes of ownership.
               “Malware” shall have the meaning as set forth in Section 3.31(e) hereto.
               “Material Adverse Effect” means any event or series of events after the date hereof that individually or in the aggregate with all other events has a material adverse effect on the business, assets. condition (financial or otherwise) or results of operations of the EMS Business or the Business Office Business, taken as a whole, other than (i) a change in Law or GAAP or the interpretation thereof that applies to Purchaser, Seller, the Company, EMS Business and the Business Office Business; (ii) any change or event relating to the economy of the United States or any region in which the Company or HRM operates; and (iii) any change or event relating to the industries in which the Company or HRM operates in general.
               “Material Contracts” shall have the meaning as set forth in Section 3.22(a) hereto.
               “Material Intellectual Property” shall have the meaning as set forth in Section 3.12(a) hereto.
               “Net Accounts Receivable” shall have the meaning set forth in Section 1.4 hereto.
               “Non-Compete Agreement” shall have the meaning set forth in Section 6.1(j) hereto.
               “Note” shall have the meaning set forth in Section 1.3 hereto.
               “Notice of Objection” means a written notice signed by Purchaser’s Chief Financial Officer setting forth, in reasonable detail, Purchaser’s good faith calculation of the Net Accounts Receivable and the Tangible Net Worth, which amounts, if accepted as the Final Accounts Receivable and Tangible Net Worth Amounts, would cause the Purchase Price to be reduced below the amount determined from Seller’s certificate stating its calculation of the Accounts Receivable and the Tangible Net Worth amounts.
               “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.
               “Permits” means any approvals, authorizations, consents, licenses, permits or certificates.
               “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.
               “Post-Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.
               “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.
               “Projections” shall have the meaning as set forth in Section 4.6 hereto.
               “Prudential Continued Welfare Plans” shall have the meaning as set forth in Section 5.6(d) hereto.
               “Prudential Interim Period” shall have the meaning as set forth in Section 5.6(d) hereto.
               “Purchase Price” shall have the meaning as set forth in Section 1.2 hereto.
               “Purchaser” shall have the meaning as set forth in the preamble of this Agreement.
               “Purchaser Documents” shall have the meaning as set forth in Section 4.2 hereto.
               “Purchaser Indemnitee” shall have the meaning as set forth in Section 7.1 hereto.
               “Qualified Plans” shall have the meaning as set forth in Section 3.14(c) hereto.
               “Regulation” shall have the meaning set forth in Section 3.17(b).
               “Reimbursement Business” shall have the meaning set forth in the preamble of this Agreement.

               “Retained Employees” shall have the meaning set forth in Section 5.5 hereto.
               “Retained Seller Claims” shall have the meaning as set forth in Section 5.12 hereto.
               “Section 338(h)(10) Elections” shall have the meaning as set forth in Section 5.13(a) hereto.
               “Securities Act” shall have the meaning as set forth in Section 3.28 hereto.
               “Seller” shall have the meaning as set forth in the preamble of this Agreement.
               “Seller Group” means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller, the Company and HRM are members, and with respect to Taxes other than federal income Taxes, any affiliated, consolidated, combined or unitary group of which Seller, the Company and HRM are members.
               “Share” or “Shares” shall have the meaning as set forth in the first recital paragraph of this Agreement.
               “Subcontracting Agreement” shall have the meaning as set forth in Section 5.9 hereto.
               “Sublease” shall have the meaning as set forth in Section 6.1(g) hereto.
               “Subsidiary” means any Person of which a majority of the outstanding voting securities are owned directly or indirectly by the Company.
               “Tangible Net Worth” shall have the meaning set forth in Section 1.4 hereto.
               “Tax”, “Taxes” and “Taxable” shall have the meaning as set forth in Section 3.13(g) hereto.
               “Tax Authority” shall have the meaning as set forth in Section 3.13(g) hereto.
               “Tax Loss” shall have the meaning as set forth in Section 7.4(a) hereto.
               “Tax Return” shall have the meaning as set forth in Section 3.13(g) hereto.
               “Taxable” shall have the meaning as set forth in Section 3.13(e) hereto.
               “Third Party Claim” shall have the meaning as set forth in Section 7.5(a) hereto.

               “Threshold Amount” shall have the meaning as set forth in Section 7.3 hereto.
               “Transaction Agreements” shall have the meaning as set forth in Section 3.2 hereto.
               “Transition Services Agreement” shall have the meaning as set forth in Section 6.1(i) hereto.
          8.3. Expenses. Except as otherwise provided in this Agreement, Seller shall bear the respective expenses of Seller, the Company and HRM, and Purchaser shall bear its own expenses, incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and in connection with the consummation of the transactions contemplated hereby and thereby and all obligations required to be performed by each of them hereunder and thereunder.
          8.4. Specific Performance. Seller acknowledges and agrees that the Shares are unique and that Purchaser may not have an adequate remedy at law for Seller’s breach of this Agreement. Therefore, the obligations of Seller under this Agreement, including, without limitation, Seller’s obligation to sell the Shares to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.
          8.5. Tax Returns. Purchaser shall prepare and file all Tax Returns (including any amendments thereto) of the Company and HRM due following the Closing Date, except as provided in the next sentence. Seller shall prepare and file all Tax Returns (including any amendments thereto) with respect to the Company and HRM for any taxable period that ends on or prior to the Closing Date, other than separate Tax Returns required to be filed by the Company or HRM. Each of Purchaser and Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, and each will retain and provide the others with any records or information that may be relevant to any such Tax return. Purchaser agrees that it will retain, until all appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns, and that it will not destroy or otherwise dispose of such materials without first providing Seller with written notice thereof and a reasonable opportunity to review and copy such materials.
          8.6. Submission to Jurisdiction; Consent to Service of Process.
          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any Federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.10.
          8.7. Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.
          8.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.
          8.9. Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.
          8.10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or by overnight mail, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):
If to Seller, to:
HMS Holdings Corp.
401 Park Avenue South
New York, NY 10016
Attention: Robert M. Holster, Chief Executive Officer
Facsimile: (212) 557-5973

With a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, NY 10022
Attention: Robert A. Schwed, Esq.
Facsimile: (212) 230-8888
If to Purchaser, to:
Accordis Holding Corp.
25 Duncan Lane
Skillman, New Jersey 08558
Attention: Hamilton F. Potter III
Facsimile: (609) 466-8687
With a copy to:
Covington & Burling
1330 Avenue of the Americas
New York, NY 10019
Attention: Stephen A. Infante, Esq.
Facsimile: (212) 841-1010
          8.11. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.
          8.12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser (by operation of Law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void. For so long as the Data Services Agreement is in effect or the Note is outstanding, Seller shall not, and shall cause its Subsidiaries that are party to any of the agreements or instruments that are exhibits hereto (such Subsidiaries, together with Seller, the “HMS Group”), to not, assign or transfer this Agreement, the Note or any of such agreements or instruments, as applicable, separately except (i) to a member of the HMS Group or (ii) in connection with the acquisition of all or substantially all of the assets or stock of Seller, to the purchaser of such assets or stock or a wholly-owned Subsidiary of such purchaser, in each such case, without Purchaser’s prior written consent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER HMS HOLDINGS CORP.
By:
Name:
Title:

PURCHASER ACCORDIS HOLDING CORP.
By:
Name:
Title: